Mid-Con Energy Partners, LP Announces Quarterly Cash Distribution and Schedules Third Quarter 2014 Earnings Release and Conference Call

DALLAS, October 23, 2014 – Mid-Con Energy Partners, LP (NASDAQ: MCEP) (“Mid-Con Energy” or the “Partnership”) announces that the Board of Directors of its General Partner has approved a cash distribution for the quarter ended September 30, 2014 of $0.515 per unit, or $2.06 per unit on an annualized basis. The distribution will be payable November 14, 2014, to unitholders of record at the close of business on November 3, 2014.

EARNINGS RELEASE AND CONFERENCE CALL
Mid-Con Energy will release its financial and operating results for the third quarter ended September 30, 2014 after the market close on Monday, November 3, 2014. Management will host a conference call on Tuesday, November 4, 2014, at 12:00 p.m. ET. Interested parties are invited to participate via telephone by dialing 1-877-847-5946 (Conference ID: 23555908) at least five minutes prior to the scheduled start time of the call, or via webcast by clicking on “Events & Presentations” in the investor relations section of the Mid-Con Energy website at www.midconenergypartners.com. A replay of the conference call will be available through November 11, 2014, by dialing 1-855-859-2056 (Conference ID: 23555908). Additionally, a webcast archive will be available at www.midconenergypartners.com.

ABOUT MID-CON ENERGY PARTNERS LP
Mid-Con Energy is a publicly held Delaware limited partnership formed in July 2011 to own, operate, acquire, exploit and develop producing oil and natural gas properties in North America, with a focus on Enhanced Oil Recovery (“EOR”). Mid-Con Energy’s core areas of operation are located in Southern Oklahoma, Northeastern Oklahoma, the Gulf Coast and the Hugoton. For more information, please visit Mid-Con Energy's website at www.midconenergypartners.com.

FORWARD LOOKING STATEMENTS
This press release includes "forward-looking statements" — that is, statements related to future, not past, events within meaning of the federal securities laws. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as "anticipate," "believe," “estimate,” "intend," "expect," "plan," “project,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” or "will" or other similar words. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, you should refer to Mid-Con Energy's filings with the Securities and Exchange Commission (“SEC”) available at www.midconenergypartners.com or www.sec.gov. Mid-Con Energy undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement and our SEC filings. Please see the risks and uncertainties detailed in the "Forward Looking Statements" of our public filings.

INVESTOR RELATIONS CONTACT
Krista McKinney
(972) 479-5980
kmckinney@midcon-energy.com

1